Fourth Amendment
to Second Amended and Restated
Loan and Subordinated Debenture Purchase Agreement

This Fourth Amendment To the Second Amended and Restated Loan And Subordinated Debenture Purchase Agreement (this “Amendment”), dated December 10, 2009, is between JPMorgan Chase Bank, N.A. (“Lender), and German American Bancorp, Inc., an Indiana Corporation (“Borrower”).

Recitals:

1.         The parties have entered into that certain Second Amended and Restated Loan and Subordinated Debenture Purchase Agreement, dated as of December 29, 2006, as amended by the First Amendment, dated September 28, 2007, Second Amendment, dated September 30, 2008, and Third Amendment, dated March 20, 2009 (as amended, the “Prior Amended Loan Agreement”).

2.         The parties intend to further amend the Prior Amended Loan Agreement in accordance with the terms and subject to the conditions set forth in this Amendment. As amended and modified by this Amendment, the Prior Amended Loan Agreement is referred to as the "Current Amended Loan Agreement."

3.         Capitalized terms used but not otherwise defined in this Amendment shall have the meanings given in the Prior Amended Loan Agreement.

Agreement:

Now, Therefore, in consideration of the mutual representations, warranties, covenants, and agreements, and for other good and valuable consideration, the receipt and sufficiency of which are acknowledged, the parties agree as follows:

1.  Amendments.

a.  Definitions.  Section 1.1 (Definitions) shall be amended by adding the following defined terms:

i.           ““Adjusted One Month LIBOR Rate” means, regarding a CB Floating Rate Tranche for any day, the sum of (i) 2.50% per annum plus (ii) the quotient of (a) the interest rate determined by the Lender by reference to the Page to be the rate at approximately 11:00 a.m. London time, on such date or, if such date is not a Business Day, on the immediately preceding Business Day for dollar deposits with a maturity equal to one (1) month, divided by (b) one minus the Reserve Percentage (expressed as a decimal) applicable to dollar deposits in the London interbank market with a maturity equal to one (1) month.”
Fourth Amendment
Second Amended and Restated
Loan and Subordinated Debenture Purchase Agreement
German American Bancorp, inc.

ii.          “"CB Floating Rate" means the Base Rate; provided that the CB Floating Rate shall, on any day, not be less than the Adjusted One Month LIBOR Rate.  The CB Floating Rate is a variable rate and any change in the CB Floating Rate due to any change in the Base Rate or the Adjusted One Month LIBOR Rate is effective from and including the effective date of such change in the Base Rate or the Adjusted One Month LIBOR Rate, respectively.”

iii.         ““CB Floating Rate Tranche” means a Borrowing Tranche as to which the CB Floating Rate is applicable.”

b.         Definitions – “Revolving Loan Maturity Date”.  The “Revolving Loan Maturity Date” shall be amended to mean September 30, 2010.

c.  Section 2.1.2 (The Revolving Loan) shall be amended as follows:

i.  Replacing the words “1.65% (165 basis points)” with the words “3.00% (300 basis points)”.

ii. Adding a subsection (c) to the second sentence of the current Section 2.1.2 (Revolving Loan), as follows: “or (c) a CB Floating Rate Tranche and shall bear interest at a rate equal to .75% (75 basis points) plus the CB Floating Rate.”

d.         Section 5.7 (Capital Contribution).  There shall be added the following Section 5.7:

“Section 5.7 Capital Contributions.  The Borrower shall not use the proceeds of the Revolving Loan to make any form of capital injection (as determined by the Lender in its sole discretion) in any Bank Subsidiary or Subsidiary, including without limitation, making any contribution to any Bank Subsidiary's or Subsidiary’s capital, purchasing any Bank Subsidiary's or Subsidiary’s capital stock, or making any subordinated loan to any Bank Subsidiary or Subsidiary.”
Fourth Amendment
Second Amended and Restated
Loan and Subordinated Debenture Purchase Agreement
German American Bancorp, inc.

e.         Section 7.8 (Notices) shall be amended by replacing the notices provision to the Lender with the following:

“JPMorgan Chase Bank, N.A.
10 S. Dearborn, 36th floor
Chicago, Illinois 60603
Attention: John L. Spalding
Telephone number: (312) 732-6965
Facsimile number: (312) 732-7006
E-mail address: john.l.spalding@chase.com”.

2. Representations and Warranties.

The Borrower represents and warrants to the Lender as follows:

a.         No Event of Default has occurred and is continuing (or would result from the amendments contemplated by this Amendment).

b.         The execution, delivery and performance by the Borrower of this Amendment have been duly authorized by all necessary corporate and other action and do not and will not require any registration with, consent or approval of, or notice to or action by any Person (including any Governmental Agency) to be effective and enforceable.

c.         This Amendment and the other Loan Documents (as amended by this Amendment) constitute the legal, valid and binding obligations of the Borrower, enforceable against the Borrower in accordance with their respective terms.

d.         All representations and warranties of the Borrower in the Prior Amended Loan Agreement are true and correct, except, for the purposes of this Amendment only, all references in (i) Section 3.4.2 (Subsidiaries) to “September 30, 2006” shall instead refer to last day of the calendar quarter preceding the date of this Amendment, (ii) Section 3.4.3 (Financial Statements) and in Section 3.4.9 (Restriction) to “December 31, 2005” shall instead refer to the last day of the year preceding the date of this Amendment, and “September 30, 2006” shall instead refer to the last day of the calendar quarter preceding the date of this Amendment, and (iii) Section 3.4.11 (Reserve for Possible Loan and Lease Losses) references to “September 30, 2006” shall instead refer to the last day of the calendar quarter preceding this Amendment.

Fourth Amendment
Second Amended and Restated
Loan and Subordinated Debenture Purchase Agreement
German American Bancorp, inc.

e.         As of the date of this Amendment, the Borrower's obligations under the Prior Amended Loan Agreement and under the other Loan Documents are not subject to any defense, counterclaim, set-off, right to recoupment, abatement or other claim.

3.  Conditions.

a.         Notwithstanding anything to the contrary contained elsewhere in the Current Amended Loan Agreement, the obligation of the Lender to agree to the modifications contemplated by this Amendment shall be subject to the performance by the Borrower prior to the date on which this Amendment is executed of all of its agreements to have been performed under the Prior Amended Loan Agreement. The obligations to continue to make disbursements of proceeds under the Loans are, and shall remain, subject to the conditions precedent (i) set forth in the Prior Amended Loan Agreement, (ii) that the representations and warranties set forth in this Amendment be true, accurate and complete as of the date of this Amendment, and (iii) that Borrower shall have fully complied with all of its promises and covenants set forth in this Amendment.

b.         In addition to other conditions set forth in this Amendment and the Prior Amended Loan Agreement, including, without limitation, those applicable to the making of Loans, the obligations of the Lender under the Current Amended Loan Agreement shall be subject to the performance by the Borrower of all of its agreements to have been performed under the Current Amended Loan Agreement and to the receipt of the following, duly executed and dated the date of this  Amendment, and in form and substance satisfactory to the Lender and its counsel: a copy, certified by the Secretary or Assistant Secretary of the Borrower, of its Board of Directors' resolutions authorizing the execution, delivery, and performance of this Amendment and the Current Amended Loan Agreement.

c.         Borrower shall pay or reimburse Lender for all of its reasonable out-of-pocket costs, expenses and attorneys’ fees incurred in connection with this Amendment, and the consummation of the transactions contemplated hereby, as agreed by the parties.

Fourth Amendment
Second Amended and Restated
Loan and Subordinated Debenture Purchase Agreement
German American Bancorp, inc.

4. Additional Terms.

a.         Acknowledgment of Indebtedness under the Prior Amended Loan Agreement. The Borrower acknowledges, confirms and affirms it obligations and indebtedness to the Lender, as of the date of this Amendment without defense, setoff, or counterclaim, in the aggregate principal amounts provided for in the Loan Documents, including the Notes.  The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of the Lender under the Prior Amended Loan Agreement or the Loan Documents, nor constitute a waiver of any provision continued in such documents, except as specifically set forth in this Amendment.

b.         The Current Amended Loan Agreement. All references in the Loan Documents and the Prior Amended Loan Agreement to the term "Agreement" shall be deemed to refer to the Current Amended Loan Agreement.

c.         Amendment and Prior Amended Loan Agreement. This Amendment supplements and is by this Amendment made a part of the Prior Amended Loan Agreement, and the Prior Amended Loan Agreement and this Amendment from and after the date of this Amendment shall together constitute the Current Amended Loan Agreement.  Except as otherwise set forth in this Amendment, the Prior Amended Loan Agreement shall remain in full force and effect.

d.         Counterparts. This Amendment may be executed by facsimile and in one or more counterparts, each of which shall be deemed an original and all of which taken together shall constitute one and the same document.

e.         Acknowledgments. The Borrower acknowledges that (i) it has been advised by counsel of its choice regarding this Amendment, the Loan Documents and the transactions contemplated by this Amendment, and (ii) the obligations of the Lender hereunder shall be strictly construed and shall be expressly subject to the Borrower's compliance in all respects with the terms and conditions of the Current Amended Loan Agreement.

[signature page follows]

Fourth Amendment
Second Amended and Restated
Loan and Subordinated Debenture Purchase Agreement
German American Bancorp, inc.

In Witness Whereof, the parties have executed this Amendment as of the date first written above.

JPMorgan Chase Bank, N.A.

By:	/s/ John L. Spalding
John L. Spalding
Title:	SVP

German American Bancorp, Inc.

By:	/s/ Bradley M. Rust
Bradley M. Rust
Title:	Executive Vice President and Chief Financial Officer

Fourth Amendment
Second Amended and Restated
Loan and Subordinated Debenture Purchase Agreement
German American Bancorp, inc.